Exhibit 16.1

[UNIACK & CO. LETTERHEAD]

March 21, 2012

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington DC  20549

RE:	AMERICAN RESTAURANT CONCEPTS, INC.

Ladies and Gentlemen:

We have read Item 4.01 of American Restaurant Concepts, Inc.’s Form 8-K dated March 16, 2012, and are in agreement with the statements contained in Item 4.01 as they relate to our firm.

Very truly yours,

/s/ William T. Uniack, CPA

William T. Uniack, CPA
William T. Uniack & Co. CPAs, PC

Cc:	Michael P. Rosenberger, CEO
American Restaurant Concepts, Inc.